Exhibit 99.1

VMware Reports Third Quarter 2008 Results

Quarterly Revenue Grew 32% to $472 Million; GAAP Operating Margin of 21%; Non-GAAP Operating Margin

of 24%; Annual Revenue to Date of $1.4 Billion Exceeds Total for 2007

PALO ALTO, Calif., October 21, 2008 — VMware, Inc. (NYSE: VMW), the global leader in virtualization solutions from the desktop to the datacenter, today reported financial results for the third quarter of 2008:

•	Revenues for the third quarter were $472 million, an increase of 32% from the third quarter of 2007.

•	GAAP operating income for the third quarter was $101 million, an increase of 54% from the third quarter of 2007.

•	Non-GAAP operating income for the third quarter was $115 million, an increase of 26% from the third quarter of 2007.

•	GAAP net income for the third quarter was $83 million, or $0.21 per diluted share, compared to $65 million, or $0.18 per diluted share, for the third quarter of 2007.

•	Non-GAAP net income for the quarter was $93 million, or $0.24 per diluted share, compared to $85 million, or $0.23 per diluted share, for the third quarter of 2007.

•	Cash was nearly $1.7 billion and deferred revenue was $780 million as of September 30, 2008.

Third quarter U.S. revenues grew 24% to $249 million from the third quarter of 2007. International revenues grew 42% to $224 million from the third quarter of 2007 driven by strength in Europe.

“VMware had another solid quarter, despite the challenging economic environment,” said Paul Maritz, president and chief executive officer of VMware. “This is a testament to the value our virtualization solutions provide to our customers. As commercial and government organizations are increasingly forced to do more with less, they’re moving VMware to the top of their short list of strategic priorities. Reducing hardware and operational costs, becoming more efficient, flexible and effective – these are the proven benefits we bring to our customer base of over 120,000.”

“At VMworld 2008 in September,” continued Maritz, “we laid out three key initiatives to build on our basic proposition of enabling our customers to do more with less. We plan to expand our current VMware Infrastructure offerings into a comprehensive virtual datacenter operating system for an enterprise cloud that is highly elastic, self-managing and self-healing. This will enable customers to treat their IT infrastructure as a single giant computer with which they can more efficiently and flexibly provision and manage heterogeneous application loads. This approach, coupled with the work being done under our vCloud initiative, will also open the way to allowing application loads to be seamlessly off-loaded as needed to external Clouds. Complementary to these approaches, our vClient initiative lays out a roadmap to bring the management of thin and thick clients into a single framework, and give users the best of both. Execution against these initiatives starts with a major release this quarter of our client virtualization management, VMware View™ 3.0, and significant deliveries are expected through 2009.”

Third Quarter Highlights & Strategic Announcements

•

VMworld 2008 had a record of 13,800 attendees from 156 countries, a 30% increase over last year’s attendance. 215 sponsors and exhibitors supported the conference, including Platinum Sponsors Cisco, Dell, EMC, HP, IBM, Intel, NEC, NetApp and Symantec who delivered keynotes.

•

Virtual Datacenter Operating System (VDC-OS) — groundbreaking new products and technologies are planned to expand VMware Infrastructure offerings into a comprehensive virtual datacenter operating system that can pool IT resources - servers, storage and network – into a single enterprise cloud. By pooling IT infrastructure, customers can more efficiently and flexibly provision and manage heterogeneous application loads. The new VDC- OS capabilities announced by VMware are expected to be delivered in 2009.

•

vCloud Initiative — with support from 100+ partners, including BT, Rackspace, SAVVIS, SunGard, T-Systems, and Verizon Business, our vCloud Initiative is aimed at helping companies – both large and small safely tap compute capacity inside and outside their firewalls – how they want, when they want, and as much as they want – to ensure quality of service for any application they want to run, internally or as a service.

•

vClient Initiative — will enable the delivery of universal clients – desktops that follow users to any end point while providing a rich personalized experience that is secure, cost effective and easy for IT to manage. The first step of the initiative is the roll out of VMware View™ – a set of products that extend VMware’s Virtual Desktop Infrastructure (VDI) solutions to include both server hosted virtual desktops and client virtual desktops that can run on any laptop or desktop computer. The vClient Initiative includes several new desktop virtualization technologies which VMware plans to introduce in 2009. These new technologies are planned to include client virtualization, image management (available as VMware View Composer) and offline desktop.

•

General availability of the new VMware Studio, an authoring and configuration tool to construct Virtual Appliances and vApps; also announced general availability of VMware Lab Manager 3, VMware Fusion™ 2.0 and VMware Workstation 6.5.

•

VMware and Cisco plan to deliver joint datacenter solutions designed to improve the scalability and operational control of virtual environments. The Cisco Nexus® 1000V distributed virtual software switch is expected to be an integrated option in VMware Infrastructure. Cisco and VMware also intend to combine their expertise in networking and virtualization to introduce a new set of multidisciplinary professional services and reseller certification training in support of customers’ data center virtualization strategies. In parallel, Cisco and VMware are collaborating on integrating VMware Virtual Desktop Infrastructure (VDI) solutions with Cisco® Application Delivery Networking solutions to improve the performance of virtual desktops delivered across wide-area networks (WANs).

Financial Outlook

The following forward-looking statements are based on current expectations and are subject to uncertainties and risks discussed below and in documents filed by VMware with the United States Securities and Exchange Commission. Actual results may differ materially.

Current uncertainty in global economic conditions makes it particularly difficult to predict product demand and other related matters and makes it more likely that VMware’s actual results could differ materially from expectations

•	VMware is maintaining its 2008 revenue guidance for annual growth of 42% to 45% over 2007. VMware cautions of an increased likelihood that 2008 revenue will be at the lower end of the guidance range.

•

GAAP operating margin for the fourth quarter of 2008 is targeted to be between 16% and 18%. This guidance includes stock-based compensation, employer payroll tax on employee stock transactions, and amortization of intangible assets and capitalized software development costs which are targeted at 6% of projected revenue.

•

The 2008 GAAP tax rate is expected to be between 13 and 15 percent and reflects the reinstatement of the U.S. Federal research tax credit. This guidance includes stock-based compensation, amortization of intangibles, and FAS86 capitalization, representing approximately 3 - 4 percentage points.

About VMware

VMware (NYSE: VMW) is the global leader in virtualization solutions from the desktop to the datacenter. Customers of all sizes rely on VMware to reduce capital and operating expenses, ensure business continuity, strengthen security and go green. With 2007 revenues of $1.3 billion, more than 120,000 customers and more than 20,000 partners. VMware is one of the fastest growing public software companies. Headquartered in Palo Alto, California, VMware is majority-owned by EMC Corporation (NYSE: EMC). For more information visit www.vmware.com.

VMware is a registered trademark of VMware, Inc. in the United States and/or other jurisdictions. All other marks and names mentioned herein may be trademarks of their respective companies.

Use of Non-GAAP Financial Measures

VMware has provided a reconciliation of each non-GAAP financial measure used in this earnings release to the most directly comparable GAAP financial measure. These non-GAAP financial measures, which are used as measures of VMware’s performance, should be considered in addition to, not as a substitute for or in isolation from, measures of VMware’s financial performance prepared in accordance with GAAP. These measures differ from GAAP in that they exclude stock-based compensation, amortization of intangible assets, the write-off of in-process research and development, employer payroll tax on employee stock transactions, and the net effect of the amortization and capitalization of software under Statement of Financial Accounting Standards No. 86 (“FAS86”), VMware’s bases for these adjustments are described below.

VMware’s management uses the non-GAAP financial measures referenced in this release and shown in the accompanying schedules to gain an understanding of VMware’s comparative operating results (when comparing such results with previous periods or forecasts) and its future prospects and excludes the above-listed items (stock-based compensation, amortization of intangible assets, write-off of in-process research and development, employer payroll tax on employee stock transactions, and the net effect of the amortization and capitalization of software under FAS86) from its internal operating plans and measurement of financial performance, including budgeting, calculating bonus payments, and forecasting future periods. These non-GAAP financial measures are used by VMware’s management in their financial and operating decision-making because management believes they reflect VMware’s ongoing business in a manner that allows meaningful period-to-period comparisons. As the non-GAAP financial measures exclude expenses that VMware believes are not reflective of ongoing operating results, management believes the non-GAAP financial measures enable management to better analyze trends in its business. VMware’s management also believes that these non-GAAP financial measures provide useful information to investors and others (a) in understanding and evaluating

VMware’s current operating results and future prospects in the same manner as management does, if they so choose, and (b) in comparing in a consistent manner VMware’s current financial results with VMware’s past financial results.

In addition to the foregoing, management believes that these non-GAAP measures are useful to investors and others in assessing VMware’s operating performance due to the following factors:

•

Although stock-based compensation is an important aspect of the compensation of VMware’s employees and executives, determining the fair value of the stock-based instruments involves a high degree of judgment and estimation and the expense recorded may bear little resemblance to the actual value realized upon the future exercise or termination of the related stock-based awards. VMware does not believe these non-cash expenses are reflective of ongoing operating results.

•

The amount of employer payroll taxes on stock-based compensation is dependent on VMware’s stock price and the timing and size of exercise by employees of their stock options and of vesting in restricted stock, over which management has limited to no control, and as such does not correlate to VMware’s operation of the business.

•

VMware’s amortization of intangible assets includes the effects of EMC’s acquisition of VMware in January 2004. Also, VMware does not acquire businesses on a predictable cycle. VMware therefore believes that the presentation of non-GAAP measures that adjust for the amortization of intangible assets and the write-off of in-process research and development, provide investors and others with a consistent basis for comparison across accounting periods and, therefore, are useful to investors and others in helping them to better understand VMware’s operating results and underlying operational trends.

•

The amortization and capitalization of software under FAS86 can vary significantly depending upon the timing of products reaching technological feasibility. VMware does not believe that the variance in operating results caused by the net effect of applying FAS86 properly reflect underlying operational trends.

VMware’s non-GAAP financial measures may be defined differently than similar terms used by other companies and, accordingly, may not be comparable to similarly-titled non-GAAP financial measures used by other companies. There are significant limitations associated with the use of non-GAAP financial measures. Specifically, the non-GAAP financial measures that exclude stock-based compensation, intangible amortization, in-process research and development, and the net effect of the amortization and capitalization of software under FAS86, do not include all items of income and expense that affect VMware’s operations. More specifically, in the case of stock-based compensation, if VMware did not pay out a portion of its compensation in the form of stock-based compensation and related employer payroll taxes, the cash salary expense included in costs of revenues and operating expenses would be higher. Payment of employer payroll taxes on stock-based compensation is also a cash expense for VMware and impacts the Company’s cash position. In the case of intangible amortization, while not directly affecting VMware’s cash position, it represents the loss of value of intangible assets over time. As a result, non-GAAP net income and non-GAAP net income per share, which exclude this expense, do not reflect the full economic loss in value of those intangible assets. Management compensates for these limitations by reconciling the non-GAAP financial measures to VMware’s financial results as determined in accordance with GAAP, which reconciliations are set forth in the accompanying schedules to this release, in the current report on Form 8-K furnished to the SEC on the date hereof and on http://ir.vmware.com.

Forward-Looking Statements

Statements made in this press release which are not statements of historical fact are forward-looking statements and are subject to the safe harbor provisions created by the Private Securities Litigation Reform Act of 1995. Such forward-looking statements relate, but are not limited, to our financial outlook for revenue growth during the 2008, continuing customer adoption and deployment of our products and architecture, levels of demand for our products including priorities in customer spending and the prospects for our new strategic initiatives, ongoing development, and projections for the release and delivery of our software products. Actual results could differ materially from those projected in the forward-looking statements as a result of certain risk factors, including but not limited to: (i) adverse changes in general economic or market conditions; (ii) delays or reductions in consumer or information technology spending; (iii) competitive factors, including but not limited to pricing pressures, industry consolidation, entry of new competitors into the virtualization market, and new product and marketing initiatives by our competitors; (iv) factors that affect timing of license revenue recognition such as product announcements and beta programs; (v) our customers’ ability to develop, and to transition to, new products, (vi) the uncertainty of customer acceptance of emerging technology; (viii) rapid technological and market changes in virtualization software; (ix) changes to product development timelines; (x) VMware’s relationship with EMC Corporation, and EMC’s ability to control matters requiring stockholder approval, including the election of VMware’s board members; (xi) our ability to protect our proprietary technology; (xii) our ability to attract and retain highly qualified employees; and (xiii) fluctuating currency exchange rates.

Current uncertainty in global economic conditions pose a risk to the overall economy as consumers and businesses may defer purchases in response to tighter credit and negative financial news, which could negatively affect product demand and other related matters. Consequently, customer spending on VMware products could be different from VMware’s expectations due to factors including changes in business and economic conditions, including conditions in the credit market that could affect consumer confidence; customer acceptance of VMware’s and competitors’ products; changes in customer order and payment patterns; and changes in the willingness of customers to enter into longer term licensing and support arrangements.

These forward looking statements are based on current expectations and are subject to uncertainties and changes in condition, significance, value and effect as well as other risks detailed in documents filed with the Securities and Exchange Commission, including the report on Form 10-Q for the quarter ended June 30, 2008, which could cause actual results to vary from expectations. VMware disclaims any obligation to update any such forward-looking statements after the date of this release.

Contacts:

Michael Haase

VMware Investor Relations

mhaase@vmware.com

650-427-2875

Gloria Lee

VMware Investor Relations

glee@vmware.com

650-427-3267

Mary Ann Gallo

VMware Public Relations

magallo@vmware.com

650-427-3271

VMware, Inc.

CONSOLIDATED BALANCE SHEETS

(in thousands, except per share amounts)

(unaudited)

	September 30, 2008	December 31, 2007
ASSETS
Current assets:
Cash and cash equivalents	$1,691,372	$1,231,168
Accounts receivable, less allowance for doubtful accounts of $2,351 and $1,603	287,943	283,824
Deferred tax asset, current portion	44,004	54,386
Income taxes receivable, net	82,228	—
Other current assets	49,120	33,956

Total current assets	2,154,667	1,603,334
Property and equipment, net	370,613	276,983
Other assets, net	97,665	71,695
Deferred tax asset, net of current portion	56,980	72,249
Intangible assets, net	48,513	32,073
Goodwill	730,276	639,366

Total assets	$3,458,714	$2,695,700

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$80,263	$61,503
Accrued expenses	160,129	173,610
Due to EMC, net	36,249	2,759
Income taxes payable, current portion	—	68,823
Deferred revenue, current portion	482,366	363,317

Total current liabilities	759,007	670,012
Note payable to EMC	450,000	450,000
Deferred revenue, net of current portion	297,997	189,479
Deferred tax liability	42,026	27,327
Income taxes payable, net of current portion	28,419	18,265

Total liabilities	1,577,449	1,355,083
Commitments and contingencies
Stockholders’ equity:
Class A common stock, par value $.01; authorized 2,500,000 shares; issued and outstanding 89,452 and 82,924 shares	895	829
Class B convertible common stock, par value $.01; authorized 1,000,000 shares; issued and outstanding 300,000 shares	3,000	3,000
Additional paid-in capital	1,756,638	1,352,788
Retained earnings (accumulated deficit)	120,732	(16,000)

Total stockholders’ equity	1,881,265	1,340,617

Total liabilities and stockholders’ equity	$3,458,714	$2,695,700

VMware, Inc.

CONSOLIDATED INCOME STATEMENTS

(in thousands, except per share amounts)

(unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2008	2007	2008	2007
Revenues:
License	$285,086	$247,481	$863,299	$621,086
Services	187,035	110,335	503,125	292,250

	472,121	357,816	1,366,424	913,336
Operating expenses:
Cost of license revenues	21,535	19,158	66,033	60,546
Cost of services revenues	52,919	39,493	166,122	90,946
Research and development	85,315	67,840	318,698	194,379
Sales and marketing	167,914	125,736	475,478	311,432
General and administrative	43,418	39,839	129,682	97,166

Operating income	101,020	65,750	210,411	158,867
Investment income	7,654	7,300	21,968	11,718
Interest expense with EMC, net	(3,823)	(6,743)	(13,221)	(13,261)
Other expense, net	(1,321)	(19)	(497)	(106)

Income before income taxes	103,530	66,288	218,661	157,218
Income tax provision	20,242	1,610	39,982	17,236

Net income	$83,288	$64,678	$178,679	$139,982

Net income per weighted-average share, basic for Class A and Class B	0.21	0.18	0.47	0.41
Net income per weighted-average share, diluted for Class A and Class B	0.21	0.18	0.45	0.41
Weighted-average shares, basic for Class A and Class B	387,621	356,431	383,876	340,565
Weighted-average shares, diluted for Class A and Class B	394,232	368,567	397,093	344,736

VMware, Inc.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2008	2007	2008	2007
Cash flows from operating activities:
Net income	$83,288	$64,678	$178,679	$139,982
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	40,644	27,643	117,537	72,462
Stock-based compensation, excluding amounts capitalized	35,317	31,737	119,550	59,354
Excess tax benefits from stock-based compensation	(5,844)	—	(85,271)	—
Other adjustments	1,242	(528)	2,300	(394)
Changes in assets and liabilities, net of acquisitions:
Accounts receivable	20,803	37,062	(3,483)	30,972
Other assets	(2,369)	5,994	(15,650)	(2,666)
Due to/from EMC, net	2,904	15,644	43,190	(74,436)
Accounts payable	10,880	8,578	(250)	20,959
Accrued expenses	(21,309)	(667)	(25,265)	10,801
Income taxes payable/receivable	28,013	22,888	(68,995)	60,397
Deferred income taxes, net	(8,876)	(22,446)	37,843	(45,074)
Deferred revenue	58,812	7,750	227,134	116,505

Net cash provided by operating activities	243,505	198,333	527,319	388,862

Cash flows from investing activities:
Additions to property and equipment	(32,664)	(42,375)	(133,585)	(91,294)
Purchase of headquarters facilities from EMC	—	(132,564)	—	(132,564)
Capitalized software development costs	(37,961)	(22,314)	(53,895)	(32,858)
Purchase of long-term investment	—	—	(1,750)	—
Business acquisitions, net of cash acquired	(57,363)	(54,108)	(90,652)	(75,518)
Decrease (increase) in restricted cash	—	555	896	(5,139)

Net cash used in investing activities	(127,988)	(250,806)	(278,986)	(337,373)

Cash flows from financing activities:
Proceeds from issuance of common stock	34,090	1,256,293	167,417	1,256,293
Excess tax benefits from stock-based compensation	5,844	—	85,271	—
Shares repurchased for tax withholdings on vesting of restricted stock	(4,339)	—	(40,817)	—
Repayment of note payable to EMC	—	(350,000)	—	(350,000)

Net cash provided by financing activities	35,595	906,293	211,871	906,293

Net increase in cash and cash equivalents	151,112	853,820	460,204	957,782
Cash and cash equivalents at beginning of the period	1,540,260	280,096	1,231,168	176,134

Cash and cash equivalents at end of the period	$1,691,372	$1,133,916	$1,691,372	$1,133,916

VMware, Inc.

RECONCILIATION OF GAAP TO NON-GAAP DATA

For the Three Months Ended September 30, 2008

(in thousands, except per share amounts)

(unaudited)

	GAAP	Stock-Based Compensation	Employer Payroll Tax on Employee Stock Transactions	Intangible Amortization	Capitalized Software Development Costs (1)	Stock-based Compensation Included in Capitalized Software Development Costs	Non-GAAP, as adjusted
Operating expenses:
Cost of license revenues	$21,535	(264)	(3)	(3,529)	(11,046)	—	$6,693
Cost of services revenues	$52,919	(3,660)	(29)	—	—	—	$49,230
Research and development	$85,315	(15,331)	(296)	—	45,788	(7,827)	$107,649
Sales and marketing	$167,914	(13,138)	(90)	(898)	—	—	$153,788
General and administrative	$43,418	(2,924)	(35)	(648)	—	—	$39,811
Operating income	$101,020	35,317	453	5,075	(34,742)	7,827	$114,950
Income before income taxes	$103,530	35,317	453	5,075	(34,742)	7,827	$117,460
Income tax provision	$20,242	8,689	106	1,902	(8,388)	1,821	$24,372
Quarterly tax rate	19.55%						20.75%
Net income	$83,288	26,628	347	3,173	(26,354)	6,006	$93,088
Net income per weighted average share, basic for Class A and Class B	$0.21	$0.07	$0.00	$0.01	$(0.07)	$0.02	$0.24
Net income per weighted average share, diluted for Class A and Class B	$0.21	$0.07	$0.00	$0.01	$(0.07)	$0.02	$0.24
Weighted average shares, basic for Class A and Class B	387,621	387,621	387,621	387,621	387,621	387,621	387,621
Weighted average shares, diluted for Class A and Class B	394,232	394,232	394,232	394,232	394,232	394,232	394,232

(1)	For the third quarter of 2008, VMware capitalized $45.8 million (including $7.8 million of stock-based compensation) of costs incurred for the development of software products. Amortization expense from previously capitalized amounts was $11.0 million for the third quarter of 2008.

VMware, Inc.

RECONCILIATION OF GAAP TO NON-GAAP DATA

For the Three Months Ended September 30, 2007

(in thousands, except per share amounts)

(unaudited)

	GAAP	Stock-Based Compensation	Intangible Amortization	Capitalized Software Development Costs (1)	Stock-based Compensation Included in Capitalized Software Development Costs	Non-GAAP, as adjusted
Operating expenses:
Cost of license revenues	$19,158	(212)	(5,353)	(9,212)	—	$4,381
Cost of services revenues	$39,493	(2,195)	—	—	—	$37,298
Research and development	$67,840	(13,033)	—	27,593	(5,279)	$77,121
Sales and marketing	$125,736	(9,594)	(766)	—	—	$115,376
General and administrative	$39,839	(6,703)	(491)	—	—	$32,645
Operating income	$65,750	31,737	6,610	(18,381)	5,279	$90,995
Income before income taxes	$66,288	31,737	6,610	(18,381)	5,279	$91,533
Income tax provision	$1,610	7,009	2,446	(5,734)	1,073	$6,404
Quarterly tax rate	2.4%					7.0%
Net income	$64,678	24,728	4,164	(12,647)	4,206	$85,129
Net income per weighted average share, basic for Class A and Class B	$0.18	$0.07	$0.01	$(0.04)	$0.01	$0.24
Net income per weighted average share, diluted for Class A and Class B	$0.18	$0.07	$0.01	$(0.03)	$0.01	$0.23
Weighted average shares, basic for Class A and Class B	356,431	356,431	356,431	356,431	356,431	356,431
Weighted average shares, diluted for Class A and Class B	368,567	368,567	368,567	368,567	368,567	368,567

(1)	For the third quarter of 2007, VMware capitalized $27.6 million (including $5.3 million of stock-based compensation), of costs incurred for the development of software products. Amortization expense from previously capitalized amounts was $9.2 million for the third quarter of 2007.

VMware, Inc.

RECONCILIATION OF GAAP TO NON-GAAP DATA

For the Nine Months Ended September 30, 2008

(in thousands, except per share amounts)

(unaudited)

	GAAP	Stock-Based Compensation	Employer Payroll Tax on Employee Stock Transactions	Intangible Amortization	Capitalized Software Development Costs (1)	Stock-based Compensation Included in Capitalized Software Development Costs	Non-GAAP, as adjusted
Operating expenses:
Cost of license revenues	$66,033	(803)	(28)	(8,133)	(40,185)	—	$16,884
Cost of services revenues	$166,122	(10,716)	(220)	—	—	—	$155,186
Research and development	$318,698	(55,907)	(2,735)	—	65,641	(11,746)	$313,951
Sales and marketing	$475,478	(36,138)	(1,234)	(2,689)	—	—	$435,417
General and administrative	$129,682	(15,986)	(512)	(1,942)	—	—	$111,242
Operating income	$210,411	119,550	4,729	12,764	(25,456)	11,746	$333,744
Income before income taxes	$218,661	119,550	4,729	12,764	(25,456)	11,746	$341,994
Income tax provision	$39,982	27,102	1,245	4,605	(7,497)	2,678	$68,115
Quarterly tax rate	18.28%						19.92%
Net income	$178,679	92,448	3,484	8,159	(17,959)	9,068	$273,879
Net income per weighted average share, basic for Class A and Class B	$0.47	$0.24	$0.01	$0.02	$(0.05)	$0.02	$0.71
Net income per weighted average share, diluted for Class A and Class B	$0.45	$0.23	$0.01	$0.02	$(0.05)	$0.02	$0.69
Weighted average shares, basic for Class A and Class B	383,876	383,876	383,876	383,876	383,876	383,876	383,876
Weighted average shares, diluted for Class A and Class B	397,093	397,093	397,093	397,093	397,093	397,093	397,093

(1)	For the first nine months of 2008, VMware capitalized $65.6 million (including $11.7 million of stock-based compensation) of costs incurred for the development of software products. Amortization expense from previously capitalized amounts was $40.2 million for the first nine months of 2008.

VMware, Inc.

RECONCILIATION OF GAAP TO NON-GAAP DATA

For the Nine Months Ended September 30, 2007

(in thousands, except per share amounts)

(unaudited)

	GAAP	Stock-Based Compensation	Intangible Amortization	Capitalized Software Development Costs (1)	Stock-based Compensation Included in Capitalized Software Development Costs	Non-GAAP, as adjusted
Operating expenses:
Cost of license revenues	$60,546	(322)	(15,783)	(25,929)	—	$18,512
Cost of services revenues	$90,946	(3,608)	—	—	—	$87,338
Research and development	$194,379	(27,677)	—	39,594	(6,736)	$199,560
Sales and marketing	$311,432	(16,778)	(1,924)	—	—	$292,730
General and administrative	$97,166	(10,969)	(1,476)	—	—	$84,721
Operating income	$158,867	59,354	19,183	(13,665)	6,736	$230,475
Income before income taxes	$157,218	59,354	19,183	(13,665)	6,736	$228,826
Income tax provision	$17,236	14,743	7,098	(3,989)	1,612	$36,700
Quarterly tax rate	11.0%					16.0%
Net income	$139,982	44,611	12,085	(9,676)	5,124	$192,126
Net income per weighted average share, basic for Class A and Class B	$0.41	$0.13	$0.04	$(0.03)	$0.02	$0.56
Net income per weighted average share, diluted for Class A and Class B	$0.41	$0.13	$0.04	$(0.03)	$0.01	$0.56
Weighted average shares, basic for Class A and Class B	340,565	340,565	340,565	340,565	340,565	340,565
Weighted average shares, diluted for Class A and Class B	344,736	344,736	344,736	344,736	344,736	344,736

(1)	For the first nine months of 2007, VMware capitalized $39.6 million (including $6.7 million of stock-based compensation) of costs incurred for the development of software products. Amortization expense from previously capitalized amounts was $25.9 million for the first nine months of 2007.

VMware, Inc.

REVENUE BY TYPE

(in thousands)

(unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2008	2007	2008	2007
Revenues:
License	$285,086	$247,481	$863,299	$621,086
Services:
Software maintenance	147,310	86,835	395,415	227,916
Professional services	39,725	23,500	107,710	64,334

Total services	187,035	110,335	503,125	292,250

	$472,121	$357,816	$1,366,424	$913,336

Percentage of revenues:
License	60.4%	69.2%	63.2%	68.0%
Services:
Software maintenance	31.2%	24.3%	28.9%	25.0%
Professional services	8.4%	6.5%	7.9%	7.0%

Total services	39.6%	30.8%	36.8%	32.0%

	100.0%	100.0%	100.0%	100.0%